                                                                    EXHIBIT 12.1


               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                           THREE
                                          MONTHS
                                           ENDED                            YEAR ENDED DECEMBER 31,
                                          MARCH 31,   --------------------------------------------------------------------
                                            2002         2001            2000          1999           1998          1997
                                        ---------     ---------      ---------      ---------      ---------     ---------
INCOME (LOSS) BEFORE INCOME
   TAXES, MINORITY INTEREST AND
   EXTRAORDINARY ITEM..............     $  18,572     $ (91,383)     $(112,376)     $(160,722)     $ 132,007     $  82,813
                                        ---------     ---------      ---------      ---------      ---------     ---------

FIXED CHARGES:
   INTEREST EXPENSE AND
     AMORTIZATION OF DEBT
     ISSUANCE COSTS ...............     $   7,690     $  25,063      $  18,606      $  17,769      $  14,908     $      --

   INTEREST PORTIONS OF LEASES ....         2,032         8,506          6,133          5,033          3,600         4,133
                                        ---------     ---------      ---------      ---------      ---------     ---------

TOTAL FIXED CHARGES(B) ............         9,722        33,569         24,739         22,802         18,508         4,133
                                        =========     =========      =========      =========      =========     =========

INCOME (LOSS) BEFORE INCOME
   TAXES, MINORITIES INTEREST
   AND EXTRAORDINARY ITEM
   PLUS FIXED CHARGES(A) ..........     $  28,294     $ (57,814)     $ (87,637)     $(137,920)     $ 150,515     $  86,946
                                        ---------     ---------      ---------      ---------      ---------     ---------

RATIO OF EARNINGS TO FIXED
   CHARGES(A/B) ...................          2.9X        --X(1)         --X(1)         --X(1)            8.1         21.0X

DEFICIENCY OF EARNINGS TO
   FIXED CHARGES ..................     $      --     $  91,383      $ 112,376      $ 160,722      $      --     $      --